EXHIBIT 23.3

CONSENT OF ARGY, WILTSE & ROBINSON, P.C.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-4/A of First Advantage Corporation of our report dated April 9, 2004, relating to the consolidated financial statements and financial schedules of CoreFacts, LLC, which appears in First Advantage Corporation’s amended current report on Form 8-K/A filed July 2, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ARGY, WILTSE & ROBINSON, P.C.

McLean, Virginia

July 22, 2004